UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 4, 2007

LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
PowerPoint Slides
Press Release
Press Release

Item 7.01 Regulation FD Disclosure.
     LodgeNet Entertainment Corporation (“LodgeNet”) issued a press release announcing that it will be presenting at the UBS 35th Annual Media Week conference regarding its operations and business. The press release describes LodgeNet’s presentation at the conference. The PowerPoint slide presentation to be used during LodgeNet’s presentation at the UBS 35th Annual Media Week Conference regarding its operations and business is furnished as Exhibit 99.1. The press release regarding LodgeNet’s presentation at the conference is furnished as Exhibit 99.2.
     The information in Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 8.01. Other Events.
     LodgeNet today announced that its Board of Directors has authorized a stock repurchase program of up to $15 million, the full amount currently permitted under its senior credit facility. The repurchase program will be funded using LodgeNet’s available cash. As of September 30, 2007, LodgeNet had cash and cash equivalents of $32.1 million. The press release regarding LodgeNet’s stock repurchase program is furnished as Exhibit 99.3.
     The information in this Item 8.01 and Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

99.1	PowerPoint Slides (furnished)

99.2	Press Release (furnished)

99.3	Press Release (furnished)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2007	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel,
Secretary and Chief Compliance Officer